SCHEDULE A

                               SERIES OF THE TRUST





     Money Market Master Series (formerly Institutional Liquidity Portfolio)


                 Prime Master Series (formerly Prime Portfolio)


                            Government Master Series


                        Government Reserves Master Series


            Treasury Master Series (formerly U.S. Treasury Portfolio)


                         Treasury Reserves Master Series


                            Tax-Exempt Master Series


                             Municipal Master Series


                        New York Municipal Master Series